Exhibit 10.25

AMENDMENT TO THE

MARCHEX, INC. 2003 AMENDED AND RESTATED STOCK INCENTIVE PLAN

Effective May 7, 2010, the Marchex, Inc. 2003 Amended and Restated Stock Incentive Plan (the “Plan”) shall be amended as follows:

1.	The last sentence of Paragraph 2 of the Plan shall be deleted and replaced by the following:

The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants, and Restricted Stock Units.

2.	A new Paragraph 7A shall be added to the Plan immediately following Paragraph 7 of the Plan as follows:

7A Terms and Conditions of Restricted Stock Units.

The following rules apply to awards of Restricted Stock Units:

Restricted Stock Units may be granted under this Plan. Awards of Restricted Stock Units shall be evidenced by Restricted Stock Unit Agreements specifying the number of Restricted Stock Units subject to the award, in such form as the Administrator shall from time to time establish. Restricted Stock Unit Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)	Grant of Restricted Stock Unit Awards

Awards of Restricted Stock Units may be granted upon such conditions as the Administrator shall determine, including, without limitation, upon the attainment of one or more performance conditions.

(b)	Purchase Price

No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving an award of a Restricted Stock Unit, the consideration for which shall be services actually rendered to the Company or an Affiliate. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services having a value not less than the par value of the Shares issued upon settlement of the Restricted Stock Unit.

(c)	Vesting

Restricted Stock Units may (but need not) be made subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions or performance criteria set forth in the Restricted Stock Unit Agreement evidencing such award.

(d)	Voting Rights and Dividend Rights

Participants shall have no voting rights or dividend rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

(e)	Effect of Termination of Service

Unless otherwise set forth in the Restricted Stock Unit Agreement, if a Participant’s service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units which remain subject to vesting conditions as of the date of the Participant’s termination of service.

(f)	Settlement of Restricted Stock Unit Awards

The Company shall issue to a Participant on the date on which Restricted Stock Units vest or on such other date set forth in the Restricted Stock Unit Agreement one (1) Share (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described above) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any.

(g)	Nontransferability of Restricted Stock Unit Awards

The right to receive Shares pursuant to a Restricted Stock Unit Agreement shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

3.	Paragraph 10 of the Plan shall be amended by the addition of the following new sentence at the end thereof:

In addition, with respect to the grant of a Restricted Stock Unit, a Participant shall not have rights as a stockholder with respect to any Shares covered by such Stock Right until the Restricted Stock Unit is settled and such Shares are registered in the name of the Participant.

4.	The first sentence of Paragraph 11 of the Plan shall be deleted and replaced by the following:

By its terms, a Stock Right granted to a Participant shall not be assignable or transferable by the Participant other than (i) by will or by the laws of descent and distribution, except that an optionee may transfer Stock Rights that are not ISOs granted under the Plan to the Participant’s spouse or children or to a trust or partnership for the benefit of the Participant or Participant’s spouse or children, or (ii) as otherwise determined by the Administrator as set forth in the applicable Option Agreement, Stock Grant Agreement or Restricted Stock Unit Agreement.

5.	Paragraph 20 of the Plan shall be deleted and replaced by the following:

WITHHOLDING

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts arc required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise, acceptance or settlement of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 21) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of Shares or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the Fair Market Value of the Shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise and shall not exceed the minimum amount required by law to be withheld. If the Fair Market Value of the Shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

6.	Paragraph 23 of the Plan shall be deleted and replaced by the following:

The Plan may be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the Shares issuable upon exercise, acceptance or settlement of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining the Requisite Stockholder Vote (as defined herein); provided, however, that the Administrator may not, without obtaining the Requisite Stockholder Vote, increase the maximum number of Shares for which Stock Rights may be granted (except by operation of Paragraphs 3 and 16 above) or change the designation of the class of persons eligible to receive ISOs under the Plan. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements, Stock Grant Agreements, and Restricted Stock Unit Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements, Stock Grant Agreements, and Restricted Stock Unit Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

7.	Schedule A of the Plan shall be amended by the deletion of the definition of “Stock Rights” and the replacement of the following as the definition of “Stock Rights:”

“Stock Rights” means a right to Shares of the Company granted pursuant to the Plan under an ISO, a Non-Qualified Option, a Stock Grant or a Restricted Stock Unit.

8.	Schedule A of the Plan shall be amended by the addition of the following new definitions as follows:

“Restricted Stock Unit” means a right granted to a Participant pursuant to Paragraph 7A to receive on a future date a Share.

“Restricted Stock Unit Agreement” means an agreement between the Company and a Participant delivered pursuant to the Plan, evidencing the award of a Restricted Stock Unit, in such form as the Administrator shall approve.

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